UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 2054

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

ALPHA TEKNOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40538	94-3368109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 Bert Drive

Hollister, CA 95023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 637-1100

N/A

(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	TKNO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2022, Alpha Teknova, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, a total of 27,752,359 shares, or 98.96% of the Company’s common stock issued and outstanding as of the record date, were represented virtually or by proxy.

At the Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on April 28, 2022.

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1: To elect the following nominees to serve as Class I directors until the Company’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Ted Davis	22,901,120	4,013,059	838,180
Alexander Herzick	23,673,359	3,240,820	838,180
Robert McNamara	24,899,803	2,014,376	838,180

Proposal No. 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstentions
27,752,280	57	22

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA TEKNOVA, INC.
Date: June 3, 2022	By:	/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer